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                                                                  EXHIBIT 10.8.1

[SASKATCHEWAN ENERGY AND MINES LOGO]             PETROLEUM AND NATURAL GAS LEASE
                                                           Gully Lake.

Withdrawn from: 06-Jun-2000 Sale PCL290                    PN46991

This Agreement, effective 06-Jun-2000

BETWEEN:

HER MAJESTY THE QUEEN in Right of the Province of Saskatchewan, as represented by the Minister of Energy and Mines, (the "Lessor").

                                    - and -

GEOCAN ENERGY INC.                                70.000%

TIMBERWOLF ENERGY INC.                            20.000%

TIMBERWOLF RESOURCES LTD.                         10.000%

the ("Lessee")

GRANT
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1.   In consideration of the rents and royalties reserved and excepted in this
Lease, and subject to:

       (a)  the terms and conditions of this Lease; and

       (b) The Crown Minerals Act (the "Act") and any applicable regulations (the "Regulations") made or continued under that Act, including but not limited to The Petroleum and Natural Gas Regulations, 1969 (the "Petroleum Regulations"), as that Act or those Regulations may be amended, revised, or substituted from time to time;

the Lessor grants and leases to the Lessee the right to explore for, work, recover, remove, and dispose of, the petroleum and natural gas within the meaning of the Petroleum Regulations, (the "Petroleum"), insofar as the Petroleum is the property of the Lessor and the Lessor has the right to grant the same, that may be found within, upon or under the following lands (the "leased area"):

LOCATION  SEC  TWP  RGE  MER

PETROLEUM & NATURAL GAS FROM THE SURFACE TO THE TOP PRECAMBRIAN

      SE   36   49   23    3

Total Hectares:  64.75        Total Acres:  160.00         (more or less)



TERM
----

2. The term of this Lease shall be for a period ending five years from the first day of April, 2001, provided that this Lease will be continued at the expiration of this term if the requirements for continuance in the Petroleum Regulations have been satisfied by the Lessee.

                                  LESSEE COPY
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                                      -2-

ROYALTY

3. In respect to all Petroleum produced, saved or recovered from the leased area, there is hereby excepted and reserved to the Lessor the royalty upon the Petroleum that is prescribed by the Act and the Regulations, which royalty shall be paid or delivered by the Lessee to the Lessor in the manner and time that is so prescribed.

NO SURFACE RIGHTS

4. This Lease does not convey to the Lessee any right or interest in the surface of the leased area or any mineral other than the Petroleum granted by this Lease.

RATES, TAXES & ASSESSMENTS

5. The Lessee shall pay all rates, taxes and assessments that may be charged or be payable during the term, or the continuation of, this Lease, in respect of the leased area and the operations under this Lease.

COMPLIANCE WITH LAWS

6. The Lessee shall comply with the Act and the Regulations and all other laws in force in the Province of Saskatchewan applicable to the Lessee's operations under this Lease, including, without limiting the generality of the foregoing, laws relating to occupational health and safety, environmental and public protection and safety, resource conservation, management and development, and surface rights.

ACTS AND REGULATIONS - INCORPORATION INTO LEASE

7(1). The Act and the Regulations shall be deemed to be incorporated into, and form part of the terms and conditions of this Lease. Where there is any conflict between this Lease and the Act and the Regulations, the Act and the Regulations shall govern.

7(2). The Lessee acknowledges and agrees that its rights, interests, duties and obligations under this Lease shall be deemed to be amended or varied, in whole or in part, in accordance with any amendments to, or substitutions of, the Act and the Regulations, including, without limiting the generality of the foregoing, amendments or substitutions made to the Act or the Regulations after the execution or issuance of this Lease or any renewal, continuation, or substitution of this Lease.

OPERATIONS

8(1). The Lessee shall conduct all operations under this Lease in a diligent, careful and workmanlike manner and shall take all reasonable and necessary steps to prevent injury and damage to life and property.

8(2). The Lessee shall not unduly interfere with other petroleum and natural gas operations or other mining operations in the leased area, or in any manner cause undue public or private damage, inconvenience or nuisance.

POOLING

9(1). The Lessee is authorized to pool the leased area or part thereof with other mineral lands to complete a drainage unit.

9(2).  In the event of such pooling:

       (a) the Lessee shall promptly enter into an Addendum agreement with the Lessor, in a form prescribed by the Lessor, which Addendum shall describe the areas to be pooled and the ratio mentioned in clause 9(2)(b); and

       (b) the royalties excepted and reserved in this Lease shall be calculated and paid on the basis of the ratio that the surface area of the leased area included in the pooled drainage unit bears to the total surface area of the mineral lands in the pooled drainage unit.

9(3). Drilling operations on, or production of petroleum from, any mineral lands in the pooled drainage unit shall have the same effect in continuing this Lease in force and effect as if such operations or production were upon or from the leased area included in the pooled drainage unit.

CANCELLATION

10(1). Notwithstanding anything else in this Lease, this Lease may be cancelled by the Lessor if there has been a breach by the Lessee of any of the provisions of this Lease or of any of the provisions of the Act or the Regulations relating to this Lease.

10(2). Unless the Regulations provide for the automatic lapse of this Lease, the Lessor shall not cancel this Lease pursuant to clause 10(1) unless the Lessor has given written notice to the Lessee that this Lease may be cancelled and the Lessee has not remedied or commenced to remedy the default to the satisfaction of the Lessor within sixty (60) days after receipt of the notice by the Lessee.

10(3). Any right, including any right of action, of the Lessor against the Lessee in respect of any breach or default shall not be prejudiced, lost, or merged by the cancellation of this Lease and the Lessor shall have the same remedies for the recovery of any royalties, rents, payments or damages due or accruing due at the time of cancellation as if this Lease remained in full force and effect.

TERMINATION - LESSOR'S RIGHTS

11(1). On the termination of this Lease by cancellation, surrender, or expiration, the Lessee shall comply with all directions or orders of the Lessor or any other official of the Province of Saskatchewan respecting the preservation, clean up, and restoration of the leased area and facilities in the leased area with respect to operations conducted by or on behalf of the Lessee.

11(2). Any costs incurred by the Lessor as a result of the Lessee's failure to comply with any direction or order mentioned in clause 11(1), which failure shall be communicated to the Lessee, shall be a debt due by the Lessee to the Lessor and may be recovered by the Lessor as provided for by law.

WAIVER

12. No waiver by the Lessor of a breach by the Lessee of any covenant, obligation, condition, restriction or stipulation contained in this Lease, in the Act, or in the Regulations, shall take effect or be binding upon the Lessor unless such waiver is expressed in writing by the Lessor, and any waiver so expressed shall apply only to the particular breach so waived and shall not limit or affect the Lessor's rights with respect to any other or future breach.

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INDEMNITY
13. The Lessee shall keep harmless and indemnify the Lessor, its Ministers, officials, agents and employees, past, present and future, from and against all actions, suits, claims and demands arising out of or in connection with the operations carried on by the Lessee, its employees, agents, licensees and contractors, deriving from this lease.

ERRORS
14. The Lessor may at any time by notice in writing to the Lessee revise this Lease to correct errors.

LESSOR
15. For the purposes of this Lease, "Lessor" includes any person appointed by the Lessor to perform and exercise any of the duties imposed and powers conferred by this Lease, the Act and the Regulations.

NOTICES
16. Any notice or document required to be given or served pursuant to this Lease, the Act or the Regulations shall be given or served by personal service or registered mail to:

                         Saskatchewan Energy and Mines
                         1914 Hamilton Street
                         REGINA, Saskatchewan S4P 4V4

in the case of the Lessee, at the address for service as indicated by the records of the department pursuant to Section 82 of the Petroleum Regulations.

ENUREMENT
17. This Lease shall enure to the benefit of and shall be binding upon the parties to this Lease and their respective heirs, executors, administrators, successors and assigns.

HEADINGS
18. The headings used in this Lease are for convenience of use only and shall not be considered in the interpretation of this lease.

IN WITNESS WHEREOF the Lessor and the Lessee have executed this Lease. SIGNED, SEALED AND DELIVERED


                                 /s/ ANDY BERNHARDT
                                 ____________________________________________
                                 LESSOR
                                 Director of Geology & Petroleum Lands Branch


                                 GEOCAN ENERGY INC.

                                 /s/ WAYNE WADLEY
_____________________________    ____________________________________________
Witness                          LESSEE
with affidavit                   with seal
                                 Wayne Wadley
                                 President


                                 TIMBERWOLF ENERGY INC.

                                 /s/ WAYNE WADLEY
                                 ____________________________________________
                                 Wayne Wadley
                                 President


                                 TIMBERWOLF RESOURCES LTD.

                                 /s/ WAYNE WADLEY
                                 ____________________________________________
                                 Wayne Wadley
                                 President